UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2008

AFP Imaging Corporation
(Exact name of registrant as specified in its charter)

New York	0-10832	13-2956272
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
250 Clearbrook Road Elmsford, New York	10523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 592-6100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

          On October 23, 2008, the Registrant was informed that ComVest Capital, LLC (“ComVest”) would be delivering to the Registrant a notice of default and acceleration in connection with the Revolving Credit and Term Loan Agreement (the “Loan Agreement”) entered into by and between the Registrant and ComVest in April 2007.   As previously disclosed, pursuant to the Loan Agreement, ComVest agreed to lend to the Registrant an aggregate of up to $8 million in the form of a $5 million term loan and a $3 million revolving loan facility (“Revolver”).  The Registrant’s aggregate outstanding advances under the Revolver presently exceed the maximum revolving credit commitment permissible under the Loan Agreement as a direct result of additional borrowings made by the Registrant under the Revolver to pay the term loan principal and interest charges and revolver interest charges for August and September 2008.

          As a result of the aforementioned default, upon receipt of the default notice, all obligations of the Registrant owed to ComVest shall immediately become due and payable, which obligations presently aggregate $6,938,623.  Further, the Registrant will be obligated to comply with the terms of a collateral security agreement by and between the Registrant and ComVest, which provides for certain obligations of the Registrant in the event of a default, including an obligation of the Registrant to immediately commence depositing cash receipts and/or other proceeds of the collateral into a collateral deposit account controlled by ComVest for the purpose of securing the Registrant’s obligations under the Loan Agreement.

Item 8.01	Other Events.

          The Registrant is presently meeting with investment bankers for the purpose of engaging a banker to assist the Registrant in seeking out a domestic or foreign strategic partner and negotiating a transaction in order to best serve the long-term goal of the Registrant to successfully maintain the Registrant’s operations and exploit its business opportunity and market share in the future.

          The press release in respect thereof is annexed to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

              (c) Exhibits

              Exhibit No.                  Description

              99.1                              Press Release issued by AFP Imaging Corporation on October 28, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFP IMAGING CORPORATION
(Registrant)

Date:	October 28, 2008	By:	/s/ Elise Nissen
Elise Nissen
Chief Financial Officer